LETTER AGREEMENT

Effective August 15, 2016, Baytex Credit Corp (Baytex) and Spur Growth Partners LLC (SGP,) collectively referred to herein at Party or Parties, agree to modify the two Letter Agreements entered into earlier as follows:

1. The market study covered under the terms of the LETTER AGREEMENT dated June 1, 2015 between the Parties resulted in an outstanding debt to SGP from Baytex of one hundred fifty five thousand dollars ($155,000.00).
2. The revenue acquisition LETTER AGREEMENT dated December 15, 2015, between the Parties resulted in an outstanding debt to SGP from Baytex of two hundred forty five thousand dollars ($245,000.00).
3. The total outstanding debt owed to SGP by Baytex is four hundred thousand dollars ($400,000.00)
4. Both Parties agree to adjust the outstanding debt owed to SGP by Baytex as follows:
    a. The total debt is reduced to one hundred sixty thousand dollars ($160,000.00) in cash due as specified in the attached promissory note.
    b. Four hundred thousand shares of Baytex common shares will be assigned to SGP effective this date with all rights and privileges assigned therein.
5. All other terms and conditions of the original Letter Agreements will remain in place and are not modified by this new Agreement.
6. This Agreement will be conducted under the laws of the State of Texas. Any conflicts will be resolved through arbitration through a mutually agreeable third party. Any modifications to this Agreement will be in writing and made an amendment to this document.

AGREED TO AS INDICATED BY SIGNATURE BELOW

On Behalf of Baytex Credit Corp

By WV Walker

WV WALKER, CHAIRMAN

On behalf of Spur Growth Partners, LLC

[signature]

PROMISSORY NOTE

$160,000.00 Houston, Texas August 15, 2016

FOR VALUE RECEIVED, without grace, in the manner, on the dates, and in the amounts stipulated, the undersigned,

BAYTEX CRDIT CORP ("Maker")

PROMISES TO PAY TO THE ORDER OF

SPUR GROWTH PARTNERS, LLC ("Payee")

at Houston, Texas, the sum of One Hundred Sixty Thousand Dollars ($160,000.00) in lawful money of the United States of America payable as stipulated.

This note is payable out of the proceeds received by Maker from the sale or transfer of any shares or assets of Baytex Credit Corp for which Maker as the controlling shareholder receives any payment or consideration. This note is due when Maker receives the payment from the sale or transfer of shares or assets of Baytex Credit Corp. or August 15, 2017, whichever may be sooner.

It is agreed that time is of the essence of this agreement, and that in the event of default in the payment of principal when due, the holder of this note may declare the entirety of the note immediately due and payable without notice, and failure to exercise this option shall not constitute a waiver on the part of the holder of the right to exercise it at any other time.

The undersigned hereby agrees to pay all expenses incurred, including an additional 10% on the amount of principal and interest due as attorney's fees, all of which shall become a part of the principal, if this note is placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

Each maker, surety and endorser waives demand, grace, notice, presentment for payment, and protest and agrees and consents that this note may be renewed by Payee, and the time of payment extended without notice by Payee, and without releasing any party.

W V [signature]

BayTex Credit Corp, Maker